As filed with the Securities and Exchange Commission
		   on November 23, 1998

			      Registration No. 333-62663

	       SECURITIES AND EXCHANGE COMMISSION

		     Washington, D.C.  20549

		 POST-EFFECTIVE AMENDMENT NO. 1
			  TO FORM S-8

		     REGISTRATION STATEMENT

			      Under

		   The Securities Act of 1933

		   ALUMINUM COMPANY OF AMERICA
       (Exact name of issuer as specified in its charter)

     Pennsylvania                        25-0317820
(State of Incorporation)  (I.R.S. Employer Identification No.)

	    201 Isabella Street, Alcoa Corporate Center,
	       Pittsburgh, Pennsylvania 15212-5858
   (Address of principal executive office, including zip code)

   THE FOLLOWING PLANS ARE ASSUMED BY ALUMINUM COMPANY OF AMERICA
   BY REASON OF THE MERGER DESCRIBED IN THE EXPLANATORY NOTE:

   ALUMAX INC., 1993 LONG TERM INCENTIVE PLAN
   ALUMAX INC., 1995 EMPLOYEE EQUITY OWNERSHIP PLAN
   ALUMAX INC., NON-EMPLOYEE DIRECTORS STOCK COMPENSATION PLAN
		     (Full Title of Plan)

	Denis A. Demblowski,
	Secretary and Senior Counsel
	201 Isabella Street, Alcoa Corporate Center,
	Pittsburgh, Pennsylvania  15212-5858
	     (Name and address of agent for service)

      Telephone number of agent for service (412) 553-3856

		 CALCULATION OF REGISTRATION FEE

			       Proposed      Proposed
Title of                       Maximum       Maximum
Securities        Amount       Offering      Aggregate        Amount of
to be             to be        Price Per     Offering         Registration
Registered        Registered   Share(1)      Price(1)         Fee

Aluminum Company
of America,
common stock,
$1 par value      341,250      60.625        20,688,281.25    6,103.04

(1) Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices of shares of the Registrant's common stock reported in the consolidated reporting system on August 28, 1998


			EXPLANATORY NOTE

     On July 31, 1998, Alcoa consummated its acquisition of all of the outstanding shares of common stock (the "Alumax Transaction") of Alumax Inc., a Delaware corporation ("Alumax"). On March 13, 1998, Alcoa commenced the Alumax Transaction with a cash tender offer (the "Offer") for one-half of the outstanding Alumax shares at $50.00 per share. The Offer expired on June 16, 1998, at which time Alcoa accepted for payment 27,540,00 shares of Alumax common stock, representing approximately 51% of the outstanding Alumax common stock. The Offer was followed by a merger in which each remaining outstanding share of Alumax common stock was converted into 0.6975 of a share of Alcoa common stock. Shares of Alcoa common stock will now be used to fund the Alumax Inc., 1993 Long Term Incentive Plan, the Alumax Inc., 1995 Employee Equity Ownership Plan and certain awards under the Alumax Inc., Non-Employee Directors Stock Compensation Plan.

		      PART II

	  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

	  The Registration Statement on Form S-8, File
No. 333-62663, is incorporated by reference herein.

ITEM 8.  EXHIBITS

Exhibit
Number                          Description

(5)      Opinion of Denis A. Demblowski, Senior Counsel of the
	 Company.

(15) Letter from Independent Public Accountants regarding unaudited financial information.

(23)(a)  Consent of PricewaterhouseCoopers LLP.

(23)(b)  Consent of Counsel (included as part of Exhibit 5).

			       SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it meets all of the requirements for filing on Form S-8 and has duly caused this Post Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, the Commonwealth of Pennsylvania, on this 23rd day of November, 1998.


				   ALUMINUM COMPANY OF AMERICA
					    (Registrant)


				   /s/Robert F. Slagle
				   Robert F. Slagle
				   Executive Vice President -
				   Human Resources and
				   Communications


     Pursuant to the requirements of the Securities Act of 1933, this Post Effective Amendment No. 1 to the registration statement has been signed below by the following persons in the capacities and on the dates indicated.


     Signature                 Title                  Date
     ---------                 -----                  ----


/s/Paul H. O'Neill    Chairman of the Board and     November 23, 1998
Paul H. O'Neill       Chief Executive Officer
		      (Principal Executive Officer)

/s/Richard B. Kelson  Executive Vice President and  November 23, 1998
Richard B. Kelson     Chief Financial Officer
		      (Principal Financial Officer)

/s/Earnest J. Edwards Senior Vice President         November 23, 1998
Earnest J. Edwards    and Controller
		      (Principal Accounting Officer)



Kenneth W. Dam, Joseph T. Gorman, Judith M. Gueron, Sir Ronald Hampel, Hugh M. Morgan, John P. Mulroney, Paul H. O'Neill, Henry B. Schacht, Franklin A. Thomas and Marina v.N. Whitman, each as a Director, on November 23, 1998, by Denis A. Demblowski, their attorney-in-fact.


    /s/Denis A. Demblowski
    Denis A. Demblowski
    Attorney-in-fact




			INDEX TO EXHIBITS



Exhibit
Number                         Description

5         Opinion of Denis A. Demblowski, Senior Counsel of the
	  Company.

15 Letter from Independent Public Accountants regarding unaudited financial information.

23(a)     Consent of PricewaterhouseCoopers LLP.

23(b)     Consent of Counsel (included in Exhibit 5).